Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Yueda Digital Holding

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.04 per share	(1)	Other	28,000,000	$0.59	$16,520,000.00	0.0001381	$2,281.42
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.04 per share, issuable upon exercise of warrants	(2)	Other	364,000,000	0.59	214,760,000.00	0.0001381	29,658.36
Fees to be Paid	Other	Warrants	(3)	Other		$0.00	$0.00	0.0001381	$0.00

Total Offering Amounts:							$231,280,000.00		31,939.78
Total Fees Previously Paid:									0.00
Total Fee Offsets:									2,657.00
Net Fee Due:									$29,282.78

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from share splits, share dividends or similar transactions with respect to the shares being registered.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on October 15, 2025, as reported on the Nasdaq Global Market.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from share splits, share dividends or similar transactions with respect to the shares being registered.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on October 15, 2025, as reported on the Nasdaq Global Market.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from share splits, share dividends or similar transactions with respect to the shares being registered.

No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	YUEDA DIGITAL HOLDING	(1,2)	F-3	333-279318	05/10/2024		$2,657.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$	$
Fee Offset Sources	YUEDA DIGITAL HOLDING		F-3	333-279318		05/10/2024							2,657.00

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $2,657 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note(s):

(2)	On May 10, 2024, the Registrant filed a Registration Statement on Form F-3 (File No. 333-279318) and declared effective on May 10, 2024 (the “Prior Registration Statement”), which previously registered $18,000,000 of unsold securities (the “Unsold Securities”), In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $2,657. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $2,657 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.